JOINT FILERS’ SIGNATURES
INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

IVP CIF II (AIP B), L.P.
By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

IVP CIF II (PS SPLITTER), L.P.
By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES VII, L.P.
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES VII, LTD.

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES COINVESTMENT II, L.P.

By:	/s/ Blair Flicker	Date:	May 17, 2018
Name:	Blair Flicker
Title:	Authorized Officer